Exhibit 99.1

America Service Group Announces Delay in Filing of Form 10-Q

    BRENTWOOD, Tenn.--(BUSINESS WIRE)--Nov. 9, 2005--America Service Group Inc. (NASDAQ:ASGR) announced today that the filing of its Quarterly Report on Form 10-Q for the three months ended September 30, 2005 ("Third Quarter 2005 10-Q") and the release of its financial results for the same period will be delayed pending the conclusion of an internal investigation being conducted under the direction of the Audit Committee of its Board of Directors. On October 24, 2005, the Company announced that its Audit Committee was conducting an internal investigation into certain matters related to its subsidiary, Secure Pharmacy Plus. The Audit Committee retained outside legal counsel who, in turn, engaged independent accountants to assist in the investigation. The Company has voluntarily reported the issues being investigated to the staff of the Securities and Exchange Commission ("SEC") and has informed the SEC staff it will cooperate fully with any inquiry the SEC may undertake.
    Although the Company is currently unable to predict the ultimate outcome of the investigation, the Company does not expect to release its condensed consolidated financial statements for the quarter ended September 30, 2005, until the investigation is complete. As a result, the Company will not be able to file its Third Quarter 2005 10-Q by the prescribed due date, November 9, 2005. The Company is currently unable to estimate the timing of the conclusion of the investigation and therefore when this filing will ultimately be made.
    The Company has notified the SEC and NASDAQ that the filing of the Company's Third Quarter 2005 10-Q will be delayed while the investigation is being completed. The Company did not request a five-day extension of the filing deadline permitted under Rule 12b-25. As such, the Company is no longer in compliance with Marketplace Rule 4310(c)(14), a condition for the continued listing of the Company's common stock on NASDAQ. The Company anticipates that it will request and participate in a hearing before a NASDAQ Listing Qualifications Panel regarding its compliance with the listing standards. There can be no assurance that the NASDAQ Listing Qualifications Panel will grant the Company's request for an exception that would allow the continued listing of the Company's common stock on NASDAQ until the Company files its Third Quarter 2005 10-Q with the SEC.
    America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates.

    Cautionary Statement

    This press release contains "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company's or management's beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

    -- potential adverse effects to our financial condition, results of operations or prospects as a result of any changes to prior period financial statements, necessitated by its recently announced Audit Committee investigation;

    -- the ability of the Company to obtain an extension by NASDAQ to the hearing date or beyond, and in the event the Company is successful in obtaining an extension from NASDAQ, the Company's ability to comply with the NASDAQ listing requirements;

    -- risks associated with the possibility that we may be unable to satisfy covenants under our credit facility;

    -- risks arising from potential weaknesses or deficiencies in our internal control over financial reporting;

    -- the Company's ability to retain existing client contracts and obtain new contracts;

    -- whether or not government agencies continue to privatize correctional healthcare services;

    -- the possible effect of adverse publicity on the Company's business;

    -- increased competition for new contracts and renewals of existing contracts;

    --  the Company's ability to execute its expansion strategies;

    -- the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage;

    --  the outcome of pending litigation;

    --  the Company's dependence on key personnel; and

    -- the Company's determination whether to repurchase shares under its previously announced stock repurchase program.

    A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.

    CONTACT: America Service Group Inc., Brentwood
             Michael Catalano, 615-373-3100
             or
             Michael W. Taylor, 615-373-3100